Exhibit 21.1
               SUBSIDIARIES OF IMATION CORP. AS OF MARCH 10, 2000

                                                        Country or State In      Percentage of
                                                        Which Subsidiary Was       Ownership
                                                        Organized                   (Note 1)
Imation Club of the United States, Inc.                 Minnesota                     100
Imation Enterprises Corp.                               Delaware                      100
Imation Funding Corp.                                   Delaware                      100
            Imation Greece S.A.                         Greece                        100
Imation Insurance Ltd.                                  Bermuda                       100
Imation Argentina S.A.C.I.F.I.A.                        Argentina                     100
Imation do Brasil Ltda                                  Brazil                        100
Imation Chile S.A.                                      Chile                         100
Imation Colombia S.A.                                   Colombia                      100
Imation Dominicana, S.A.                                Dominican Republic            100
Imation Ecuador S.A.                                    Ecuador                       100
Imation de Guatemala S.A.                               Guatemala                     100
Imation Mexico S.A. de C.V.                             Mexico                        100
Imation Panama, S.A.                                    Panama                        100
Imation Peru S.A.                                       Peru                          100
Imation Caribbean Inc.                                  Puerto Rico                   100
Imation Venezuela, S.A.                                 Venezuela                     100
Imation Canada Inc.                                     Canada                        100
Imation (Barbados) Corp.                                Barbados                      100
Imation (Thailand) Ltd.                                 Thailand                      100
Imation Holdings Pte Ltd.                               Singapore                     100
     Imation Asia Pacific Pte Ltd                       Singapore                     100
            Imation ANZ Pty Ltd                         Australia                     100
            Imation (Shanghai) Co. Ltd.                 China                         100
            Imation (Guangzhou) International
                        Co. Ltd.                        China                         100
            Imation (Tianjin) International Co. Ltd.    China                         100
            Imation Hong Kong Limited                   Hong Kong                     100
            Imation India Private Limited               India                         100
            Imation Corporation Japan                   Japan                          60*
            Imation Korea, Inc.                         Korea                         100
            Imation (Malaysia) SDN.BHD.                 Malaysia                      100
            Imation Singapore Pte. Ltd.                 Singapore                     100
            Imation Taiwan Ltd.                         Taiwan                        100
Imation Europe B.V.                                     Netherlands                   100
            Imation France S.A.                         France                        100
            Imation Deutschland GmbH                    Germany                       100
            Imation Finanziaria S.p.A.                  Italy                         100
                        Imation Ricerche S.p.A.         Italy                         100
                        Imation S.p.A.                  Italy                         100
            Imation International B.V.                  Netherlands                   100
            Imation So. Africa (Proprietary) Ltd.       South Africa                  100
            Imation Iberia, S.A.                        Spain                         100
            Imation Middle East FZE                     U.A.E.                        100
            Imation U.K. Limited                        United Kingdom                100
Imation Research Ltd.                                   United Kingdom                100

Note 1 - Except where noted, the percentage of ownership refers to the total ownership by the indicated parent corporation.

*  Japan is a Joint Venture